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                                                                     Exhibit 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               WII HOLDINGS, INC.

WII Holdings, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 25, 2003 under the name "WII Holdings, Inc." and was amended and restated on April 9, 2003.

2. This Second Amended and Restated Certificate of Incorporation was duly adopted by written consent of the Board of Directors in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware.

3. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read as set forth on EXHIBIT A attached hereto and is hereby incorporated herein by this reference.

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          THE UNDERSIGNED, for the purpose of amending and restating the Amended
Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, hereby declaring and certifying that it is his free act and deed and the facts herein stated are true, and accordingly he has hereunto set his hand this 2nd day of February
2004.

                                        By: /s/ Dennis G. Sisco
                                        ------------------------------
                                        Name: Dennis G. Sisco
                                        Title: President

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            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               WII HOLDINGS, INC.


FIRST:    The name of the Corporation is WII Components, Inc.

SECOND:   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The total number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) of which (i) twenty-nine million (29,000,000) shall be shares of common stock of which (a) twenty-eight million (28,000,000) shall be shares of Voting Common Stock, par value $.01 per share (the "Voting Common Stock") and (b) one-million (1,000,000) shall be shares of Nonvoting Common Stock, par value $.01 per share (the "Nonvoting Common Stock" and, collectively, with the Voting Common Stock, "Common Stock") and (ii) one million (1,000,000) shares shall be undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock").

     The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article Fourth.

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                 VOTING COMMON STOCK AND NONVOTING COMMON STOCK

     1. RANKING. Except as otherwise expressly set forth herein, the shares of Voting Common Stock and Nonvoting Common Stock shall be identical and entitle the holders thereof to the same rights and privileges.

     2.   VOTING.

          (a) ELECTION OF DIRECTORS. The holders of Voting Common Stock shall be entitled to elect a number of the Directors of the Corporation equal to number as may be designated by the stockholders or Directors in accordance with the applicable provisions of the by-laws of the Corporation and applicable law. Such Directors shall be the candidates receiving the greatest number of affirmative votes entitled to be cast, with votes cast against such candidates and votes withheld having no legal effect. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation, or by consent in lieu thereof in accordance with this Amended and Restated Certificate of Incorporation. If a person elected in accordance with the foregoing provisions should cease to be a Director for any reason, the vacancy shall only be filled by the vote of the outstanding shares entitled to vote for such Directors, in the manner and on the basis specified above or as otherwise provided by law. If at any time fewer than the number of Directors indicated above have been elected, the Board of Directors shall nonetheless be deemed duly constituted.

          (b) OTHER VOTING. The holder of each share of Voting Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Voting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the outstanding shares of Voting Common Stock.

          (c) NONVOTING COMMON STOCK. The holders of Nonvoting Common Stock shall not be entitled to vote on any matters except and to the extent otherwise required under the General Corporation Law of the State of Delaware. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Nonvoting Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the outstanding shares of Voting Common Stock.

     3. DIVIDENDS. The holders of Voting Common Stock and Nonvoting Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of

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Common Stock and Nonvoting Common Stock sharing PARI PASSU in such dividends.

     4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary, the holders of Voting Common Stock and Nonvoting Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

     5.   CONVERSION OF NONVOTING COMMON STOCK.

          (a) UPON PUBLIC OFFERING. As of the closing of the Corporation's first public offering of equity securities registered under the Securities Act of 1933, as amended, without the payment of any additional consideration, each outstanding share of Nonvoting Common Stock shall be automatically converted into one (1) fully paid and nonassessable share of Voting Common Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like).

          (b) VOLUNTARY CONVERSION. Each holder of shares of Nonvoting Common Stock shall be entitled at any time, upon the written election of such holder, without the payment of any additional consideration, to cause all of the outstanding shares of Nonvoting Common Stock held by such holder to be converted such that each outstanding share of Nonvoting Common Stock held by such holder shall be converted into one (1) fully paid and nonassessable share of Voting Common Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like).

          (c) MECHANIC. Until presented and surrendered for cancellation following such conversion, each certificate of shares of Nonvoting Common Stock outstanding shall be deemed to represent the number of shares of Voting Common Stock determined in accordance with this paragraph, and upon such presentation and surrender each holder of a certificate or certificates for such Nonvoting Common Stock shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. The Corporation shall reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Nonvoting Common Stock may be converted pursuant to this section. Upon a conversion pursuant to this section, each converted share of Nonvoting Common Stock shall be deemed retired and such shares of Nonvoting Common Stock shall not be reissued.

     6. NO FRACTIONAL SHARES. The Corporation shall not issue fractional shares of Common Stock.

                                 PREFERRED STOCK

     The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or

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limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

FIFTH:    Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

SEVENTH: A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Section shall adversely affect the rights and protection afforded to a director of the Corporation under this Section for acts or omissions occurring prior to such amendment, modification or repeal.

EIGHTH:   The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section.

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